                                                                   Exhibit 10.41


                    AMENDMENT TO MEMORANDUM OF UNDERSTANDING

     This AMENDMENT TO MEMORANDUM OF UNDERSTANDING (this "Amendment"), dated as of June 12, 2003, by and among TEAM America, Inc., an Ohio corporation ("Team"), Stonehenge Opportunity Fund, LLC, a Delaware limited liability company ("SOF"), Provident Financial Group, Inc., an Ohio corporation ("PFG"), and Professional Staff Management, Inc., a Utah corporation ("PSMI"), amends that certain Memorandum of Understanding, dated as of March 27, 2003 (the "MOU"), and executed by Team, SOF, PFG and PSMI. Capitalized terms contained in this Amendment and not otherwise defined herein shall have the same meaning as in the MOU.

                                    RECITALS

     (a) Team has executed a Merger Agreement (the "Merger Agreement"), dated as of the date hereof, by and among Team, Vsource, Inc., a Delaware corporation ("Vsource"), and a wholly-owned subsidiary of Team (the "Merger Sub"). On the terms and subject to the conditions set forth in the Merger Agreement, (i) Team is to reincorporate in Delaware by forming a new wholly-owned subsidiary Delaware corporation ("Team Newco") and merging Team into Team Newco, with Team Newco being the surviving corporation (the "Reincorporation Transaction"), and then
          (ii) the Merger Sub is to merge with and into Vsource, with Vsource being the surviving entity as a wholly-owned subsidiary of Team Newco, and the holders of the capital stock of Vsource are to receive capital stock of Team Newco, in a reverse triangular merger structure (the "Merger"). The Reincorporation Transaction and the ensuing Merger are expected to close on or before October 31, 2003 (such closing referred to herein as the "Merger Closing").

     (b) The Restructuring of Team's Senior Credit Agreement closed on March 28, 2003. At the Merger Closing, it is expected that there will be a further restructuring of the Senior Credit Agreement consistent with the term sheet attached hereto as Exhibit A (the "Further Credit Restructuring").

     (c) In light of the foregoing, the Preferred Holders and Team now desire to amend the MOU as set forth herein.

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledge, the parties agree in this Amendment as follows:

     1. The first sentence of Paragraph 1.3 of the MOU is modified to provide that the interest rate on the Subdebt Note will be 150 basis points per annum over the rate set in the Further Credit Restructuring, compounded annually. In addition, the Subdebt Note shall be entitled to rights comparable to those set forth in Paragraph 2.6 of this Amendment. All other terms of said Paragraph 1.3 remain in effect.

     2. All references to "New Preferred Shares" in the MOU are amended to delete such references, and Paragraph 2 of the MOU is deleted and replaced in its entirety with the following:

               "2. At the Recap Closing, each of the Preferred Holders agrees to surrender its shares of Class A Preferred and its Old Warrants, including all rights and powers related thereto, in exchange for both
          (i) the
consideration referred to in Section 3 hereof and (ii) a New Subordinated Note (each an "NSN") having the following terms:

     2.1 The original principal amount of the NSN received by SOF will be $1,818,000.00. The original principal amount of the NSN received by PFG will be $227,375.00. The original principal amount of the NSN received by PSMI will be $454,625.00.

     2.2 Each NSN will accrue interest commencing at the Recap Closing at an annual rate of 150 basis points over the rate set in the Further Credit Restructuring. The interest shall accrue at the applicable rate but shall not be paid in cash to the holders of the NSNs until all of the Senior Obligations and all of the obligations under the Subdebt Note are paid in full, or the holders of such Senior Obligations and the Subdebt Note agree otherwise.

     2.3  The NSNs will be subordinate to the same extent as provided in Section
          1.1 of the MOU and, in addition, will be subordinate to the Subdebt Note.

     2.4 Each NSN will have a maturity date of July 1, 2006, at which time all principal, accrued interest and other amounts due thereunder will become due and payable.

     2.5 Among other provisions protective of the payees of the NSNs, the NSNs (and/or the other Definitive Documents) will contain language providing for the following: (i) cognovit/confession of judgment; (ii) waiver of the right to a jury trial; and (iii) cross-default with the Subdebt Note.

     2.6 Until the NSNs and the Subdebt are paid in full, the holder or holders of a majority of the aggregate outstanding principal amount of the NSNs and Subdebt Note will be allowed to object to any increase, and prevent Team from taking any action, that would increase the principal amount of senior debt (i.e., any indebtedness senior in priority or right of payment to the Subdebt Note or the NSNs) (the "Senior Debt") to an aggregate principal amount which, when combined with the outstanding principal amount of the NSNs and Subdebt Note, would be greater than $15,000,000 (such amount referred to as the "Threshold Amount"). If Team proposes to take any action that would increase the total Senior Debt after the proposed increase to equal or exceed the Threshold Amount, then Team shall immediately notify in writing the then outstanding holders of the NSNs and Subdebt of the proposed increase in Senior Debt (the "Proposal Notice"). The holders of not less than a majority of the aggregate outstanding principal amount of the NSNs and Subdebt Note must object in a writing delivered to Team to such proposed increase in Senior Debt within ten (10) business days of receiving the Proposal Notice (the "Objection"). If Team does not timely receive the Objection, then the outstanding holders of the NSNs and Subdebt will be deemed to have approved such proposed increase in Senior Debt.

3. The second sentence of Paragraph 3 of the MOU is deleted in its entirety and the following language is inserted in lieu thereof:

          "At the Recap Closing, each of the Preferred Holders, as additional consideration for the surrender of its Old Warrants, will receive the following common shares of Team: SOF will receive 606,857 common shares, PFG will receive 75,899 common shares, and PSMI will receive 151,756 common shares (collectively, the "Additional New Common Shares"). In the event that Team undergoes an issuance or offering of shares of its Common Stock after the Merger Closing (a "Subsequent Common Stock Offering") pursuant to which any members of management or stockholders beneficially owning 5% of more of the then outstanding Common Stock are given the opportunity to sell some or all of his, her or its shares of Common Stock in connection with such Subsequent Common Stock Offering, then each of SOF, PFG and PSMI, to the extent SOF, PFG or PSMI, as applicable, still beneficially owns its New Common Shares and Additional New Common Shares, shall be provided the same pro rata sale rights for its New Common Shares and Additional New Common Shares in such Subsequent Common Stock Offering on terms no less favorable to the recipients thereof than those of any other stockholder of Team participating in such Subsequent Common Stock Offering (the "Participation Rights"). The Participation Rights shall not be transferable. At the Recap Closing, the Registration Rights Agreement, dated as of December 28, 2000, among Team, SOF and PFG, shall be terminated."

4. References in the MOU to the New Warrants are amended to delete such references, and Paragraph 4 of the MOU is deleted in its entirety and the following is inserted in lieu thereof: "[Intentionally omitted.]".

5. The first sentence of Paragraph 5 of the MOU is amended to delete the following language: "and O.R.C. Chapter 1704". All other terms of said Paragraph 5 remain in effect.

6. Paragraph 6 of the MOU is deleted in its entirety and the following is inserted in lieu thereof: "[Intentionally omitted.]". The Board of

     Directors of Team following the Merger will be as provided for in the Merger Agreement.

7. Section (c) of Paragraph 11 of the MOU is deleted and the following is inserted in lieu thereof: "(c) the failure of the Closing Conditions, as defined below, to be met on or before October 31, 2003". All other terms of said Paragraph 11 remain in effect.

8. The words "the terms of the New Preferred Shares and the New Warrants" in the first sentence of Paragraph 12 of the MOU are deleted and the following is inserted in lieu thereof: "the NSNs".

9. The second sentence of Paragraph 12 of the MOU is deleted in its entirety and the following is inserted in lieu thereof:

          "Upon the execution and delivery of this MOU by the parties hereto, counsel for Team shall commence drafting the Definitive Documents, subject to review and approval by counsel for SOF."

10. The fourth sentence of Paragraph 12 of the MOU is deleted in its entirety and the following is inserted in lieu thereof:

          "Without limiting the generality of the foregoing, the Closing Conditions will include the taking of the actions of the directors and shareholders of Team as referred to herein, a requirement that the Merger Closing occur immediately subsequent to the Recap Closing, the contemporaneous or prior closing of the Further Credit Restructuring and the delivery to SOF, PFG and PSMI of a legal opinion addressed to them in form and substance reasonably satisfactory to SOF rendered by outside Ohio legal counsel to Team reasonably satisfactory to SOF, dated the date of the Recap Closing, to the following effects: (i) the Definitive Agreements have been duly authorized, executed and delivered by Team and are enforceable against Team (subject to bankruptcy, insolvency and other similar laws affecting the rights and remedies of creditors generally and general principles of equity), without conflict with Team's governing documents, other material agreements or applicable law; (ii) the New Common Shares and Additional New Common Shares issued in the Recapitalization are duly authorized and are validly issued and outstanding, fully paid and non-assessable; (iii) any amendments to Team's Articles of Incorporation have been validly adopted, approved and effected; and (iv) such other matters of law as SOF may reasonably request."

11. Except as provided in this Amendment, the MOU remains in full force and effect. In the event that the Merger Closing does not occur by October 31, 2003, this Amendment shall be of no force and effect, except as to the modification to Paragraph 11 Section (c) of the MOU set forth above in Paragraph 7.

12. Each party hereto represents and warrants that it has the requisite authority to enter into this Amendment, and that this Amendment is binding upon and enforceable against such party. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Ohio, without regard to conflicts of law principles.

13. Team represents, warrants and covenants that, following the Reincorporation Transaction, all obligations of Team hereunder shall be, and shall be deemed for all purposes to be, obligations of Team Newco.

14. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one of the same instrument.

15. Any controversy or claim arising out of or relating to this Amendment shall be settled in accordance with Paragraph 17 of the MOU.

                       ***** signature page follows *****

     IN WITNESS WHEREOF, this Amendment is duly executed by the parties as of the date first written above.

                                        TEAM AMERICA, INC.


                                        By:        /s/ S. CASH NICKERSON
                                            ------------------------------------
                                            Name:      S. CASH NICKERSON
                                                  ------------------------------
                                            Title:   CHIEF EXECUTIVE OFFICER
                                                   -----------------------------


                                        STONEHENGE OPPORTUNITY FUND, LLC


                                        By:        /s/ DANIEL J. JESSEE
                                            ------------------------------------
                                            Name:      DANIEL J. JESSEE
                                                  ------------------------------
                                            Title:   PRINCIPAL
                                                   -----------------------------


                                        PROVIDENT FINANCIAL GROUP, INC.

                                        By:        /s/ JAMES L. GERTIE
                                            ------------------------------------
                                            Name:      JAMES L. GERTIE
                                                  ------------------------------
                                            Title:   EXECUTIVE VICE PRESIDENT
                                                   -----------------------------


                                        PROFESSIONAL STAFF MANAGEMENT, INC.


                                        By:        /s/ JOHN D. STOBO, JR.
                                            ------------------------------------
                                            Name:      JOHN D. STOBO, JR.
                                                  ------------------------------
                                            Title:    PRESIDENT
                                                   -----------------------------
                                       10

                                   TERM SHEET

From: The Huntington National Bank

To:  Team America, Inc.

Date: June 11, 2003

Re:  Team America Restructure

This term sheet ("Term Sheet") describes the terms of the restructure of outstanding credit facilities between Team and Lender (the "Restructure"):

Effective Date: The Restructure outlined below will become effective upon closing of the Merger (the "Closing").

Borrowers:      Team America, Inc., an Ohio corporation ("Team") and Vsource,
                Inc., a Delaware corporation ("Vsource"), which will be a 100% subsidiary by way of a reverse triangular merger (the "Merger").

Guarantors:     All of the subsidiaries of Team and Vsource ("Guarantors").

Lender:         The Huntington National Bank ("Huntington" or "Lender").

Designee:      A party or parties ("Designee") designated by Vsource to purchase concurrent with and not prior to the Closing of the Restructure
               ("Purchase Agreement") The Provident Bank's ("Provident") pro rata share of the Term A and Term B loan facilities
               ("Subordinated Debt") arising under the Third Amendment to Credit
               Agreement dated March 28, 2003 among Huntington, Provident and
               Team ("Third Amendment"). The identity of Designee and the form and content of the Purchase Agreement shall be subject to Huntington's review and approval, which shall not be unreasonably withheld.

Facilities:    The facilities ("Facilities") to be extended to Borrowers by
               Lender will be as follows:

               (i) $4,077,078.79 senior term loan (the "Term Loan"). The Term Loan amount is intended to include all amounts due and owing to Lender pursuant to the terms of the Third Amendment and may be adjusted, if necessary, upon confirmation of such amount by Lender;

               (ii) $411,300 standby letter of credit facility (the "First LC Facility"); and

               (iii) $2,000,000 standby letter of credit facility, which is further described below (the "Second LC Facility").

Second LC Facility  Lender and Team hereby acknowledge that the Second LC
                    Facility is evidenced by a certain Standby Letter of Credit and Addendum thereto, each dated April 3, 2002, and documents related thereto (the "Letter of Credit Agreement") pursuant to which Lender issued a Letter of Credit in favor of The Hartford Insurance Company in the amount of

                    $2,000,000 (the "Hartford Letter of Credit"). The Second LC Facility is secured by those certain Stock Pledge Agreements of Steven C. Nickerson, Jose Blanco, and Stonehenge Opportunity Fund, LLC. Except as provided in the next following sentence, nothing herein shall be construed to amend or modify the terms of the Second LC Facility.

                    Additionally, the parties hereby agree that the Second LC Facility (i) shall be further secured by any security agreements executed in favor of Lender in connection with the Restructure; and (ii) shall be senior to the Subordinated Debt.

Subordinated Debt:  To induce Lender to extend the Facilities to Borrowers,
                    Designee shall agree to enter into a subordination agreement to provide for the subordination of (i) the Subordinated Debt to the Facilities; and (ii) all liens on the Collateral granted to Designee to the liens on the Collateral granted to Lender. The form and content of the subordination agreement shall be satisfactory to Lender in its absolute discretion and shall contain standard intercreditor and subordination provisions regarding payment and collection, provided, however, the duration of the standstill period shall be until all amounts owing to Huntington shall have been indefeasibly paid in full.

                    Designee will assign the rights to the Subordinated Debt to Lender which will remain in existence until all amounts payable to Lender under the Facilities and the Huntington Payment have been indefeasibly paid in full (the "Assignment"). The Assignment will be re-assigned by Lender to Designee (inclusive of principal and accrued interest amounts due under the Subordinated Debt) upon payment of all amounts due to Lender under the Facilities, provided, however, Lender shall have a priority right to receive payment in an amount equal to $500,000 ("Huntington Payment").

                    Borrower shall not make any distribution of funds on any Subordinated Debt until such time as the Facilities have been indefeasibly paid in full and the transactions contemplated by this Term Sheet with respect to the Facilities shall have been irrevocably terminated; provided, however, Borrower may pay and Designee may receive regularly scheduled payments of interest at a rate not to exceed Prime plus one percent (1%) per annum on the $1,600,000 tranche of the Subordinated Debt so long as no event of default shall have occurred and be continuing.

Collateral:         At Closing, Borrowers will provide cash collateral as
                    security in respect of the Facilities in an amount equal to $1,000,000, which may decline on a dollar for dollar basis, as the exposure to Lender under the Facilities reduces below
                    $1,000,000.

                    Borrowers will provide a cash collateral deposit by June 18, 2003 in an amount equal to $100,000 ("Cash Deposit") with Lender as further security for the monthly principal payments payable to Lender commencing on July 1, 2003.

                    Lender will also have first priority liens on and security interests in all tangible and intangible real and personal property of Borrowers and Guarantors, including but not limited to, accounts receivable, inventory, equipment, customer lists, franchise rights, trademarks and contract rights, and all other tangible and intangible real and personal property of Borrowers and Guarantors now owned or hereafter acquired, as well as first priority liens on 100% of the common stock of all Guarantors and Vsource (the "Collateral").

                    No other creditors will be permitted to have liens on or security interests in the Collateral for the Facilities, except for (i) usual and customary purchase money security interests; and (ii) cash collateral deposited with The Provident Bank as security for the Provident letter of credit facility in an amount equal to $508,000.

                    The Subordinated Debt shall be permitted to have a subordinated second lien on the Collateral. Borrowers and Guarantors may not provide additional collateral for the benefit of Designee without also providing such collateral for the benefit of Lender.

Purpose:            To refinance credit facilities now in place with Team.

Term Loan
Interest Rate:      A variable rate equal to Huntington's Prime Commercial
                    Lending Rate ("Prime") plus one percent (1%).

Warrants:           The Warrant Certificates (as defined in the Third Amendment)
                    shall be issued to Lender no later than June 16, 2003.

                    Lender's warrant shares shall be registered in conjunction with the first post-Merger registration by Borrowers.

Final Maturity:     The Term Loan shall mature forty-eight (48) months after the
                    Closing.

Amortization:       Term Loan - Forty-eight (48) equal monthly payments of
                    principal in the amount of $84,939.14 plus interest.

                    First LC Facility and Second LC Facility - in the event of a draw, amounts outstanding will be repaid in six equal quarterly payments beginning one quarter after the date of the draw. Notwithstanding the foregoing, all outstanding draws shall be paid in full no later than Final Maturity.

Guarantors:         All subsidiaries of Team and Vsource.

Lender Fees:        Facility fee of $150,000 ("Facility Fee") payable on Closing to Lender.

                    Previously contracted and fully earned cash management fee of $25,000 payable on Closing to Lender.

Expenses:           Borrowers shall reimburse Lender for all out-of-pocket costs and expenses incurred by it in connection with the financing transactions set forth herein, whether or not such transactions are consummated and on an on-going basis after consummation, including, without limitation, appraisal fees, consultant fees, legal fees, UCC and other lien search fees, filing fees, recording costs and other costs in connection with the perfection of liens and security interests.

                    Borrower shall also pay outstanding legal fees of Lender's legal counsel in (i) an amount not less than $25,000 on or before June 20, 2003; and (ii) an aggregate amount of $55,000 on or before July 20, 2003.

                    Borrower shall pay the legal fees of Huntington's legal counsel as they accrue weekly.

Representations
And Warranties:     Customary and appropriate representations
                    and warranties shall be contained in the loan documents, including without limitation, due organization and authorization, enforceability, financial condition, no material adverse changes, clear title to properties, liens, litigation, payment of taxes, no material adverse agreements, compliance with laws, employee benefit liabilities, environmental liabilities, perfection and priority of liens, full disclosure and the accuracy of all representations and warranties.

Covenants:          Those covenants contained in the Credit Agreement
                    dated December 28, 2000, as amended by First, Second and Third Amendments thereto (the "Existing Agreement"), among
                    Huntington, Provident and Team, except that the financial covenants set forth therein shall be adjusted as necessary in order to reflect the combined operations of Team and Vsource after giving effect to the Merger.

                    In addition, such other covenants which Lender determines to be necessary and appropriate, including without limitation a liquidity ratio, shall also be required.

Events of Default:  Customary and appropriate events of default (subject to customary and appropriate grace periods) shall be contained in the loan documents, including without limitation failure to make payments when due, defaults under other agreements or instruments of indebtedness, noncompliance with covenants, breaches of representations and warranties, bankruptcy, judgments in excess of specified amounts, invalidity of guaranties, impairment of security interests in collateral, and "changes of control."

Closing Date:       On or before September 30, 2003.

Documentation:      All documentation shall be in a form and content
                    satisfactory to Huntington and to Vsource and their respective legal counsel in their absolute discretion and shall contain standard conditions required in such documents, including, without limitation, the terms hereof.
                    Borrowers and Guarantors shall duly execute and deliver such instruments, documents, certificates, opinions, assurances, and do such other acts and things as Lender may reasonably request, to effect the purpose of the transaction described herein.

Conditions
Precedent:          No Default or Event of Default (as defined  therein)  shall have occurred and be continuing  under the Third Amendment.

                    As of the Closing Date, the Merger shall have been consummated (i) substantially in accordance with the merger agreement previously provided to, and approved by, Lender; and (ii) in full compliance with all applicable laws. No amendments to the merger agreement shall have occurred which materially affect Lender.

                    As of the Closing Date, Borrower and the other parties thereto shall have executed and consummated the Recapitalization Agreement contemplated by the Memorandum of Understanding dated March 27, 2003, among Parent, Stonehenge Opportunity Fund, LLC, Provident Financial Group, Inc. and Professional Staff Management, Inc.

                    Huntington has reviewed and approved the terms and conditions of the Terms for Sale of Loan Participation and Equity Interests Relating to Team America, Inc. dated June 11, 2003 between Provident and Team ("Provident Term Sheet"). The form and content of all definitive documentation executed in connection with the Provident Term Sheet (together with the Provident Term Sheet, the "Provident Documents") shall be subject to Huntington's review and approval, which shall not be unreasonably withheld. Once approved by Huntington, the Provident Documents shall not be amended without Huntington's written consent.

                    As of the Closing Date, Borrowers shall have reimbursed Lender for all of its out-of-pocket expenses incurred through such date, including but not limited to legal fees and disbursements.

                    To the extent that Borrowers fail to timely make any payment of principal, interest, charges, costs or expenses that is or becomes due to Lender under the Existing Agreement or any documents related thereto, other than this Term Sheet, Lender shall forbear from exercising its rights and remedies arising solely as a result of any such failure to pay said amounts as and when due; provided, however, that the foregoing shall not constitute a waiver of, and shall not preclude the exercise of, any right, power or remedy granted to Bank (under the Existing Agreement or otherwise, or as provided by law) as a result of any other default or failure to comply in all respects with the terms of provisions of the Existing Agreement; and provided, further that in the event Borrowers fail to timely make any such payments, Lender shall assess a separate forbearance fee in an amount equal to $100,000 for each and every such missed or late payment ("Restructure Forbearance Fee"). Any amounts not paid as and when due and the total Restructure Forbearance Fee assessed shall be added to those amounts which are due and payable by Borrowers to Lender at Closing. Lender shall apply the amounts paid by Borrowers to Lender at Closing first to the payment of any such Restructure Forbearance Fee, then to the satisfaction of the missed payments, prior to satisfaction of any other amounts owing to Lender.

                    The foregoing provisions shall be set forth in a Fourth Amendment to Credit Agreement which shall be executed and delivered by Borrowers to Lender and Provident not later than June 18, 2003 which Fourth Amendment shall (i) specify that the Cash Deposit shall be the exclusive security of Lender, and (ii) amend Section 2.7(b)(i) of the Existing Agreement to provide that the Restructure Forbearance Fee shall be payable after payment of principal as provided in subsection 2.7(i)(c) thereof and prior to any payment to Borrowers as provided in subsection 2.7(i)(d) thereof.

Mutual Releases:    Borrowers and S. Cash Nickerson,  on the one hand, and
                    Lender, on the other will execute mutual releases of all claims arising prior to the date of this Term Sheet.

Other: In the event that the post-Merger company obtains additional equity capital following Closing in an amount of at least $10 million, 20% of the proceeds from the new equity capital will be applied to reduce the Term Loan facility.

If the foregoing is acceptable to you, please indicate your acceptance of and agreement to the terms hereof by signing in the appropriate space below no later than close of business June 11, 2003 and returning to Huntington the enclosed duplicate originals of this Term Sheet.


The Huntington National Bank



By: /S/ MICHAEL R. CROSS
    --------------------
Name:  Michael R. Cross
Its:  Senior Vice President



ACCEPTED THIS 11TH DAY OF JUNE, 2003

Team America, Inc.

By: /S/ S. CASH NICKERSON
    ---------------------
Name:  S. Cash Nickerson
Its: Chairman and CEO